EX-21




                     SUBSIDIARIES OF ANHEUSER-BUSCH COMPANIES, INC.
                     ---------------------------------------------

                                    STATE OF        DOING BUSINESS
NAME OF COMPANY                  INCORPORATION      UNDER NAME OF
---------------                  -------------     -------------
Anheuser-Busch, Incorporated        Missouri      Anheuser-Busch, Incorporated

Anheuser-Busch International,       Delaware      Anheuser-Busch International,
 Incorporated                                       Incorporated

Busch Agricultural Resources, Inc.  Delaware      Busch Agricultural Resources,
                                                    Inc.

Busch Entertainment Corporation     Delaware      Busch Entertainment Corporation

Metal Container Corporation         Delaware      Metal Container Corporation



All other subsidiaries of the Company, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of December 31, 1996.